UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

Striker Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2-73389	75-1764386

(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Financial Center 5075 Westheimer, Suite 975 Houston, TX 77056	77056

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713)402-6700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 22, 2008, Striker Oil & Gas, Inc. (the “Company”) entered into an amendment agreement (the “Amendment”), which amends the Secured Convertible Debenture issued on May 17, 2007 in favor of Cornell Capital Partners, LP (“Cornell”) for the original principal amount of $3,096,155 and the Secured Convertible Debenture issued on June 29, 2007 in favor of Cornell for the original principal amount of $1,508,494 (collectively, the “Debentures”).  The Amendment extends the November 1, 2008, December 1, 2008 and January 1, 2009 installment payments under the Debentures until maturity.    The Amendment further changes the conversion price of the Debenture from $0.50 to $0.15. In addition, in connection with the Debenture the Company issued certain warrants to Cornell. The Amendment amends the warrants to reflect a change in exercise price to $0.10.  Lastly, the Amendment amends the warrants to include anti-dilution provision.

Item 9.01                      Financial Statements and Exhibit

(d)           Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.                                           IDENTIFICATION OF EXHIBIT

1.1	Amendment

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

STRIKER OIL & GAS, INC.

By:  /s/ Kevan Casey
                                                                              Kevan Casey, Chief Executive Officer
                                                                                DATE: December 29, 2008